EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made this 11th day of March, 1998, is by and between MEDI-CEN MANAGEMENT, INC., a Maryland corporation ("Employer") and FRANCIS J. CRONIN ("Employee").

                             INTRODUCTORY STATEMENT

     Employer is engaged in the business of providing medical practice management and related services. Employee has agreed to be employed by Employer and Employer has agreed to employ Employee pursuant to the terms and conditions hereinafter set forth. The parties hereto acknowledge and agree that it would be in the best interest of all parties to clearly define both the responsibilities of Employee as well as set out the compensation and other benefits which will accrue to Employee.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereto do agree as follows:

     1. Employment. Employer hereby employs, engages and hires Employee as President of Employer to render such services as are typically required of the President of a for profit corporation and such other services as may be required from time to time, including, but not limited to, the following:

          a. operating Employer in a manner that will increase Shareholder value;

          b. operating Employer in a manner that will maximize earnings;

          c. accompanying the "Road Show" for the Initial Public Offering of Employer's stock currently scheduled for the end of March, 1998;

          d. interacting with hospitals to establish affiliations;

          e. interacting with potential medical groups to explore acquisition possibilities;

          f. negotiating with HMO's and PPO's for group provider contracts;

          g. overseeing stockholder relations;

          h. making presentations to major investment groups; i. serving as spokesman for Employer; and

          j. performing such other duties as shall be assigned by the Board of Directors from time to time.

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Employee  hereby  accepts and agrees to such hiring,  engagement  and employment subject to the general supervision and pursuant to the orders, advice and directions of the Board of Directors and Chief Executive Officer of Employer.

     2. Best Efforts of Employee. Employee hereby agrees that at all times he will faithfully, industriously and to the best of his ability, experience and talents perform all duties that may be required of him pursuant to the expressed and implicit terms hereof. Such duties shall be rendered at such times and places as Employer in good faith shall require. Employee agrees that at no time while this Agreement is in effect will Employee speak of, refer to, or comment on Employer's businesses in any way that tends, either directly or indirectly, to detract from or diminish the good reputation of Employer's businesses in the community, the successful and effective conduct of Employer's businesses, or the good will of Employer's businesses. Violation of any provision of this section shall be deemed a material breach of this Agreement.

     3. Term. The term of this Agreement shall be for a period of one (1) year commencing as of the date hereof and shall be renewable in the discretion of Employer's Board of Directors, subject, however, to prior termination as hereinafter provided.

     4. Compensation of Employee.

          a. Compensation. Employee shall not be entitled to Compensation prior to the date of the IPO. From and after the date of the IPO for all services rendered by Employee during the term of this Agreement, Employer shall pay Employee an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) per annum in equal monthly installments on such dates as Employer customarily pays its employees. The amount of Employee's Compensation hereunder shall be reviewed periodically and shall be increased based on the market price of Employer's stock.

          b. Fringe Benefits. Employer shall provide to Employee all of the ancillary benefits available to Employer's other executives. In addition, Employer agrees to pay an additional Five Hundred Dollars ($500.00) per month to enable Employee to obtain disability, life, dental and health insurance and provide for a car allowance in excess of amounts currently provided by Employer to its other executives.


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          c.  Stock  Options.  All  options to  purchase  stock of  Employer  in
     Employee's possession which have not already vested shall vest on the date which is forty-five (45) days after the IPO date.

     5. Recommendations for Improving Operations. Employee shall make available to Employer all information of which Employee shall have any knowledge and shall make all suggestions and recommendations that will give mutual benefit to Employer and himself.

     6. Trade Secrets.

          a. Employee expressly acknowledges and agrees that Employee will be given access to and become familiar with business methods, trade secrets, and other proprietary information developed at Employer's expense (the "Trade Secrets"), which are valuable, unique, and essential to the performance of Employee's duties hereunder, as well as being essential to the overall continued success and business goodwill of Employer. Employee expressly acknowledges and agrees that the Trade Secrets are proprietary and confidential and if any of the Trade Secrets were imparted to or became known by any persons, including Employee engaging in a business in any way competitive with that of Employer's, such would result in hardship, loss, irreparable injury and damage to Employer, the measurement of which would be difficult, if not impossible, to determine. Accordingly, Employee expressly agrees that Employer has a legitimate interest in protecting the Trade Secrets and its business from such hardship, loss, irreparable injury and damage, that the following covenant is a reasonable means by which to accomplish that purpose, and that violation of any of the protective covenants contained herein shall constitute a breach of trust and is grounds for immediate dismissal and for appropriate legal action for damages, enforcement and/or injunction.

          b. Employee acknowledges that the Trade Secrets give Employer an advantage over its competitors, and that the same is not available to or known by Employer's competitors or the general public. Employee further acknowledges that Employer has devoted substantial time, money, and effort in the development of the Trade Secrets and in maintaining the proprietary and confidential nature thereof. Employee further acknowledges Employee's position with Employer is one of the highest trust and confidence by reason of

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     Employee's  knowledge  of,  access to, and contact with the Trade  Secrets.
     Employee agrees to use Employee's best efforts and exercise of utmost diligence to protect and safeguard the Trade Secrets. Employee covenants that, during the term of this Agreement regardless of which party terminates this Agreement and whether such termination is for cause, Employee will not disclose, disseminate or distribute to another, nor induce any other person to disclose, disseminate or distribute, any Trade Secrets of Employer, directly or indirectly, either for Employee's own benefit or for the benefit of another, nor will Employee use or cause to be used any Trade Secrets in any way except as is required in the course of Employee's employment with Employer. Employee acknowledges and covenants that all Trade Secrets relating to the business of Employer shall remain the exclusive property of Employer, shall not be copied or otherwise reproduced in whole or in part, and shall not be removed from the premises of Employer, under any circumstances whatsoever without the prior written consent of Employer.

     7. Trade Secrets after Termination of Employment. All the terms of Section 6 shall remain in full force and effect for a period of two (2) years after the termination of Employee's employment.

     8. Injunctive Relief. In addition to the remedies cited herein, Employer shall be entitled to injunctive relief against Employee from the violation of the terms of Sections 6, 7, and 10 of this Agreement.

     9. Termination.

          a. This Agreement shall be terminated immediately upon the occurrence of one of the following conditions or events: (i) in the event Employee conducts himself in an immoral or fraudulent manner, or should the Employee's conduct discredit Employer or be detrimental to the reputation, character and standing of Employer; (ii) conviction of any crime of moral turpitude or of any crime punishable as a felony; or (iii) the death of Employee.

          b. In accordance with Section 2-413 of Maryland's General Corporation Law, Employer's Board of Directors may remove Employee and terminate this Agreement at any time if, in the Board's judgment, the best interests of Employer will be served thereby. In the event this Agreement is terminated by Employer, Employee shall be entitled to receive compensation through the date

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     of  termination.  In addition,  in the event Employee is terminated for any reason whatsoever, other than for cause pursuant to Section 9.a, then Employee shall be entitled to continue to receive compensation and benefits, as set forth in Section 4 hereof for a period of two (2) months after termination as severance.

          c. Employee may terminate this Agreement at any time, for any reason whatsoever, upon sixty (60) days written notice to Employer.

     10. Restrictive Covenants.

          a. Because of the unique value to Employer of the services for which Employer has contracted hereunder, the nature of Employee's personal contact with clients and potential clients of Employer, and because of the confidential information to be obtained by Employee, all as aforementioned, and in consideration of employment by Employer, Employee covenants and agrees:

               (1) that at no time during the term of this Agreement or for a period of two (2) years immediately following the termination, for any reason, of his employment hereunder, will he engage directly or indirectly, either personally or as an employee, associate, partner, manager, agent, or otherwise, or by means of any corporation or other device, in a business similar to Employer's within a ten (10) mile area of Employer's place of business or any of Employer's clients' places of business.

               (2) that during the term of this Agreement, Employee shall not be employed by, perform services for or receive compensation of any kind for services rendered after the date hereof from any person or entity other than Employer or any affiliates of Employer, it being the intent of the parties that Employer shall have the sole and exclusive right to the benefit of Employee's services; and

               (3) that for a period of two (2) years after Employee ceases to be employed by Employer for any reason whatsoever, Employee shall not, without the prior consent of Employer, directly or indirectly, solicit for employment or employ, directly or indirectly, any employee of Employer.

          b. Nothing in this Agreement shall be construed as prohibiting Employer from pursuing any remedies available to it at

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     law or in equity for a breach or threatened breach of Sections 6, 7, and 10 of this Agreement.

          c. The parties hereto agree that if any court of competent jurisdiction shall determine that the period, or any other term or provision of this Agreement, is unreasonable, the said term, or provision shall not be deemed to be null and void but shall be reformed to impose the maximum enforceable period, term or other provisions as the case may be.

          d. Notwithstanding anything contained in this Section 10 to the contrary, (i) prior to the IPO date, Employee shall be permitted to conclude business dealings in which he is currently involved and (ii) during and after the term of this Agreement, Employee may continue his activities with the American Academy of Medical Administrators, the American Hospital Association, the American College of Health Care Executive and other non-profit organizations which do not compete with Employer.

     11. Extension of Limitation Period. The parties acknowledge that if Employee violates any of the protective covenants hereunder and Employer brings legal action for injunctive or other relief hereunder, Employer shall, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Limitation Period of these protective covenants. Accordingly, the Limitation Period shall be deemed to have the full duration of the period stated therein, computed from the date relief is granted, but reduced by the time between the period when the restriction began to run at the termination of Employee's employment hereunder and the date of the first violation of the covenant by Employee.

     12. Vacation, Leave and Personal. Employee shall be entitled to vacation, sick and personal leave in accordance with the general policies of Employer regarding such leave with respect to executives.

     13. Lock-Up Agreement. Employee agrees to execute a Lock-Up Agreement ("Lock-Up Agreement") in the event of an IPO in the form provided by the underwriter of such public offering, provided that such Lock-Up Agreement shall be substantially the same form executed by all officers, directors and principal stockholders of Employer. In the event Employee shall fail to execute such Lock-Up Agreement, within five (5) days after request for same by Employer, Employee does hereby appoint any officer of the Company as his attorney-in-fact to execute such agreement on his behalf. The

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power  of  attorney  granted  herein  shall  be  irrevocable and coupled with an interest.

     14. Indemnification. Employer's charter provides that to the fullest extent permitted by the Maryland General Corporation Law, Employer shall indemnify any and all persons whom it shall have power to indemnify under the Maryland General Corporation Law, in accordance with Sections 2-405.1, 2-405.2 and 2-418 thereof, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Maryland General Corporation Law. Pursuant to
Section 2-418 of Maryland's General Corporation Law, Employer may not indemnify a person made a party to a proceeding if: (a) an act or omission of the person was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) the person actually received an improper personal benefit in money, property, or services; (c) the person had reasonable cause to believe that the act or omission was unlawful, in the case of a criminal proceeding: (d) the person shall have been adjudged to be liable to Employer in a proceeding by or in the right of the Employer; (e) the person is adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the person, whether or not involving action in the person's official capacity; or (f) indemnification has not been authorized for a specific proceeding after determination has been made, in the manner set forth in Section 2-418(e), that indemnification of the person is permissible in the circumstances because the person has met the required standard of conduct. Employer agrees to indemnify Employee to the fullest extent permitted by Maryland law and Employer's charter.

     15. Return of Documents. Upon termination of employment, whether such termination be voluntary or involuntary, Employee shall deliver to Employer all records, lists, receipts, contracts and other documents that belong to Employer, as well as all other property that belongs to Employee.

     16. Waiver. No evidence of any waiver of any provision of this Agreement shall be offered or received in evidence at any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver is in writing and is duly executed by the party to be charged therewith,

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and the parties  further  agree that the  provisions  of this section may not be waived except as herein set forth.

     17. Severability. All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Sections 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Notwithstanding the foregoing, the parties hereto agree that to the extent that any provision or portion of Section 10 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

     18. Notices. Any notices to be given hereunder by either party to the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressees set forth below, but each party may change its address by written notice in accordance with this Section. Notices delivered personally shall be deemed communicated as of the actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

                  If to Employee:

                           Francis J. Cronin
                           P.O. Box 257
                           Sea Girt, New Jersey 08750

                  If to Employer:

                           Medi-Cen Management, Inc.
                           5110 Ridgefield Road, Suite 212
                           Bethesda, Maryland 20814

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     19.  Choice of Law. It is the  intention  of the  parties  hereto that this
Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Maryland, and that in any action, special proceedings or other proceedings that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Maryland shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     20. Attorneys' Fees. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeal or in connection with any bankruptcy proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

     21. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and no other agreement, statement or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effected only if it is in writing signed by the party to be charged.

     22. Termination of Prior Agreements. Employee acknowledges and agrees that upon execution of this Agreement, any and all existing agreements between Employee and Employer, Medi-Cen, Corp. of America or any affiliates of Medi-Cen, Corp. of America shall be deemed automatically terminated.

     23. Counterparts. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement.

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     IN WITNESS  WHEREOF,  the parties hereto have set their hands and seals the date first above written.

WITNESS:                                  EMPLOYER:
                                          MEDI-CEN MANAGEMENT, INC.

                                          By:/s/ Michael Macedo          (SEAL)
-------------------------                    ----------------------------
                                          Name: Michael Macedo
                                               --------------------------
                                          Title:Chief Executive Officer
                                                -------------------------
WITNESS:                                     EMPLOYEE:


                                          /s/ Francis J. Cronin     (SEAL)
-------------------------                 -------------------------
                                          Francis J. Cronin



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